Exhibit 5.1

July 20, 2012

Online Resources Corporation

4795 Meadow Wood Lane

Chantilly, Virginia 20151

Ladies and Gentlemen:

We have acted as counsel for Online Resources Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-8 (the “Registration Statement”), of a proposed offering of up to 3,805,858 shares of the Company’s common stock, par value $.001 per share, that are the subject of the Registration Statement (the “Shares”), issuable pursuant to the Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan, as amended by the First Amendment to the Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan and the Second Amendment to the Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan (the “Plan”).

We have examined and are familiar with the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all records, documents and instruments submitted to us as originals, the conformity to the originals of all records, documents and instruments submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter records, documents and instruments.

We express no opinion concerning any law other than the corporate laws of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued and delivered pursuant to the Plan and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ MORRIS, MANNING & MARTIN, LLP